UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

VERADIGM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2025, Veradigm Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”), by and between the Company, on the one hand, and Kent Lake PR LLC, a Puerto Rico limited liability company (“Kent Lake”), on the other hand.

Pursuant to the Cooperation Agreement, the Board has (i) increased the size of the Board from five (5) to six (6) directors and (ii) appointed Vinit K. Asar and Louis Silverman (together, the “New Directors”) as directors with terms expiring at the Company’s next annual meeting of stockholders (the “Annual Meeting”).

Furthermore, subject to the terms and conditions set forth in the Cooperation Agreement, on or before March 22, 2025, the Board will select and appoint one additional individual who qualifies as an “independent director” under the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”), rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the applicable governance policies of the Company (the “Third Independent Director”) to the Board with a term expiring at the Annual Meeting, subject to Kent Lake’s review in good faith and approval (such approval not to be unreasonably conditioned, withheld or delayed). Promptly following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), the Board will appoint one additional individual who qualifies as an “independent director” under the applicable rules of the SEC, rules of Nasdaq and the applicable governance policies of the Company (the “Fourth Independent Director”) to the Board with a term expiring at the Annual Meeting, subject to Kent Lake’s review in good faith and approval (such approval not to be unreasonably conditioned, withheld or delayed).

Subject to the terms and conditions of the Cooperation Agreement, upon the earlier of (i) one (1) business day following the Company’s filing of the 2022 Form 10-K and (ii) July 1, 2025, P. Gregory Garrison will resign from the Board effective as of such date. In accordance with the terms of the Cooperation Agreement, the size of the Board shall not exceed nine directors until the date on which Mr. Garrison has resigned from the Board.

The Cooperation Agreement further provides that, until July 1, 2025 and as long as Kent Lake’s Net Long Position (as defined in the Cooperation Agreement) remains at or above 2.0% of the outstanding shares of the Company’s common stock, par value $0.01 per share, in the event that one of the New Directors is unwilling or unable to serve as a director of the Company for any reason, Kent Lake shall be entitled to designate a candidate for replacement of such New Director who (a) qualifies as an “independent director” under the applicable rules of the SEC, rules of Nasdaq and the applicable governance policies of the Company, (b) is not a current or former principal, Affiliate or Associate (each as defined in the Cooperation Agreement) of Kent Lake, (c) serves on no more than a total of three other public company boards of directors and (d) meets all other qualifications required for service as a director set forth in the Company’s Governance Documents (as defined in the Cooperation Agreement).

Finally, under the Cooperation Agreement, Kent Lake has agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement and no litigation provisions until the day following the conclusion of the Annual Meeting (the “Termination Date”), unless the Cooperation Agreement is earlier terminated in accordance with its terms. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, Jonathan J. Judge resigned from the Board, effective immediately. Mr. Judge has confirmed that his resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

As described in Item 1.01 above, pursuant to the Cooperation Agreement, effective February 20, 2025, the Board (i) increased the size of the Board from five (5) to six (6) directors and (ii) appointed Vinit K. Asar and Louis Silverman to the Board. In addition, subject to the terms and conditions of the Cooperation Agreement, Mr. Garrison will resign from the Board upon the earlier of (i) one business day following the Company’s filing of the 2022 Form 10-K and (ii) July 1, 2025.

Neither Mr. Asar nor Mr. Silverman is party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As non-employee directors, each of Messrs. Asar and Silverman will receive a pro rata portion of a $200,000 equity grant, a $60,000 annual cash retainer and a cash committee retainer of $2,500 for each committee on which Messrs. Asar and Silverman may serve (if any) in the aggregate.

Item 8.01.	Other Events.

The Company issued a press release on February 20, 2025 announcing the execution of the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Cooperation Agreement, dated as of February 20, 2025, by and between Veradigm Inc. and Kent Lake PR LLC

99.1	Press Release issued by Veradigm Inc. on February 20, 2025 regarding Cooperation Agreement with Kent Lake

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: February 20, 2025

	By:	/s/ Eric Jacobson
	Name:	Eric Jacobson
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary